SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.           )
Filed by the registrant ☑
Filed by a party other than the registrant ☐
Check the appropriate box:

☐ Preliminary proxy statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive proxy statement
☐ Definitive additional materials
☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
SAGA COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

         (3)    Filing party:

(4)	Date filed:

SAGA COMMUNICATIONS, INC.
73 Kercheval Avenue
Grosse Pointe Farms, Michigan 48236
NOTICE OF ANNUAL MEETING
May 9, 2005
To the Stockholders of
Saga Communications, Inc.
      Notice is hereby given that the Annual Meeting of the Stockholders of Saga Communications, Inc. will be held at the Georgian Inn, 31327 Gratiot, Roseville, Michigan, on Monday, May 9, 2005, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1) To elect directors for the ensuing year and until their successors are elected and qualified.

(2) To approve the adoption the Saga Communications, Inc. 2005 Incentive Compensation Plan and approve the performance goals thereunder;

(3) To re-approve the Chief Executive Officer Annual Incentive Plan;

(4) To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year 2005; and

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.
      Stockholders of record on March 30, 2005 will be entitled to notice of and to vote at this meeting. You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you are a stockholder of record and attend the meeting.

By Order of the Board of Directors,

MARCIA LOBAITO
Secretary
April 15, 2005
      Please complete, sign and date the enclosed proxy and mail it as promptly as possible. If you attend the meeting and vote in person, the proxy will not be used.

SAGA COMMUNICATIONS, INC.
73 Kercheval Avenue
Grosse Pointe Farms, Michigan 48236
PROXY STATEMENT
Annual Meeting of Stockholders
May 9, 2005

INTRODUCTION
      This proxy statement is furnished in connection with the solicitation of proxies by Saga Communications, Inc. (the “Company”) on behalf of the board of directors to be used at the Annual Meeting of Stockholders to be held on May 9, 2005, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record of our Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) at the close of business on March 30, 2005, will be entitled to vote. The stock transfer books will not be closed. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 15, 2005.
      Stockholders attending the meeting may vote by ballot. However, since many stockholders may be unable to attend the meeting, the board of directors is soliciting proxies so that each stockholder at the close of business on the record date has the opportunity to vote on the proposals to be considered at the meeting.
      Registered stockholders can simplify their voting and save us expense by voting by telephone or by the Internet. Telephone and Internet voting information is on the proxy card. Stockholders not voting by telephone or Internet may return the proxy card. Stockholders holding shares through a bank or broker should follow the voting instructions on the form they receive from the bank or broker. The availability of telephone and Internet voting will depend on the bank’s or broker’s voting process.
      Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing a later-dated proxy with us, by attending the meeting and voting in person, or by notifying us of the revocation in writing to our Chief Financial Officer at 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Proxies received in time for the voting and not revoked will be voted at the Annual Meeting in accordance with the directions of the stockholder. Any proxy which fails to specify a choice with respect to any matter to be acted upon will be voted “FOR” the election of each nominee for director (Proposal 1), “FOR” the adoption of the 2005 Incentive Compensation Plan (Proposal 2), “FOR” the re-approval of the Chief Executive Officer Annual Incentive Plan (Proposal 3), and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005 (Proposal 4).
      The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. In the absence of a quorum, the Annual Meeting may be postponed from time to time until stockholders holding the requisite amount are present or represented by proxy.
      As of March 30, 2005, we had outstanding and entitled to vote 18,163,685 shares of Class A Common Stock and 2,360,370 shares of Class B Common Stock.
      In the election of directors, the holders of Class A Common Stock, voting as a separate class with each share of Class A Common Stock entitled to one vote per share, elect twenty-five percent, or two, of our directors. The holders of the Common Stock, voting as a single class with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, elect the remaining five directors. For Proposals 2, 3 and 4, and any other matters to be voted on at the meeting, the holders of the Common Stock will vote together as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.
      If you withhold your vote with respect to the election of the directors or abstain from voting on Proposals 2, 3 or 4, your shares will be counted for purposes of determining a quorum. However, votes that are withheld will be excluded entirely from the vote on the election of directors and will therefore have no effect on the outcome. Abstentions on Proposals 2, 3 or 4 will be treated as votes cast on the matter and therefore have the same effect as a vote against the proposal.

      If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange (“NYSE”) rules. A broker non-vote may also occur if your broker fails to vote your shares for any reason. The election of directors, Proposal 3 and Proposal 4 are considered routine matters under the NYSE rules, so your bank or broker will have discretionary authority to vote your shares held in street name on those items. Proposal 2 is not considered a routine matter, so your bank or broker will not have discretionary authority to vote your shares held in street name on this proposal. Broker non-votes will be treated as shares present for quorum purposes, but not treated as present for purposes of determining the number of votes necessary for approval of Proposal 2, so they will have no effect on the outcome of this Proposal.
      In some instances we may deliver only one copy of this proxy statement and the 2004 Annual Report to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and the 2004 Annual Report to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Financial Officer at (313) 886-7070, and requests in writing should be sent to Saga Communications, Inc., Attention: Chief Financial Officer, 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our Common Stock, as of March 30, 2005, for (i) our Chief Executive Officer and our other most highly compensated executive officers, (ii) each of our directors, (iii) all of our current directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our Common Stock. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Saga Communications, Inc., 73 Kercheval Ave., Grosse Pointe Farms, MI 48236. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Except as indicated by footnote, each person identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown held by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes shares of Common Stock underlying options held by such person that are exercisable within 60 calendar days of March 30, 2005, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of March 30, 2005.

	Number of Shares				Percent of Class

Name	Class A		Class B		Class A	Class B

Donald Alt	32,542	(1)	0		*	n/a
Catherine A. Bobinski	85,279	(1)	0		*	n/a
Brian Brady	2,537	(1)	0		*	n/a
Clarke R. Brown, Jr.	416	(1)	0		*	n/a
Samuel D. Bush	164,724	(1)	0		*	n/a
Edward K. Christian	8,562		2,691,291	(2)	*	100%
Jonathan Firestone	19,835		0		*	n/a
Steven J. Goldstein	332,502	(1)	0		1.8%	n/a
Warren S. Lada	181,621	(1)	0		1.0%	n/a
Marcia K. Lobaito	85,426	(1)	0		*	n/a
Robert J. Maccini	5,203	(1)	0		*	n/a
Gary Stevens	7,110	(1)	0		*	n/a
All directors and officers as a group (12 persons)	925,757	(3)	2,691,291	(2)	4.9%	100%
Ronald Baron	2,217,800	(4)	0		12.1%	n/a
Babson Capital Management LLC	1,478,179	(5)	0		8.0%	n/a
Columbia Wanger Asset Management, L.P.	1,122,900	(6)	0		6.1%	n/a
Loomis Sayles & Co., L.P.	932,015	(7)	0		5.0%	n/a
T. Rowe Price Associates, Inc.	2,380,550	(8)	0		12.9%	n/a

*	Less than 1%.

(1)	Includes the following shares of Class A Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of March 30, 2005: Mr. Alt, 3,462 shares; Ms. Bobinski, 81,879 shares; Mr. Brady, 2,537 shares; Mr. Brown, 416 shares; Mr. Bush, 159,270 shares; Mr. Goldstein, 182,999 shares; Mr. Lada, 170,743 shares; Ms. Lobaito, 82,111 shares; Mr. Maccini, 2,841 shares; and Mr. Stevens, 7,110 shares.

(2)	Includes 330,921 shares of Class B Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of March 30, 2005.

(3)	Includes an aggregate of 693,368 shares of Class A Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of March 30, 2005.

(4)	According to their most recent joint Schedule 13G on file with the SEC, Mr. Baron and Baron Capital Group, Inc. have shared voting power with respect to 2,176,300 shares and shared dispositive power with respect to 2,217,800 shares; BAMCO, Inc. has shared voting power with respect to 1,937,000 shares and shared dispositive power with respect to 1,967,000 shares; Baron Capital Management, Inc. has shared voting power with respect to 239,300 shares and shared dispositive power with respect to 250,800 shares; and Baron Asset Fund has shared voting and dispositive power with respect to 1,000,000 shares. The principal address is 767 Fifth Avenue, New York, NY 10153.

(5)	According to its most recent Schedule 13G on file with the SEC, Babson Capital Management LLC has sole voting power with respect to 1,467,129 shares, shared voting power with respect to 11,050 shares and sole dispositive power with respect to 1,478,179 shares. The principal address is One Memorial Drive, Cambridge, MA 02142-1300.

(6)	According to their most recent joint Schedule 13G on file with the SEC, Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc., and Columbia Acorn Trust have shared voting and dispositive power with respect to 1,122,900 shares, 1,122,900 shares, and 992,000 shares, respectively. The principal address is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(7)	According to its most recent Schedule 13G on file with the SEC, Loomis Sayles & Co., L.P. has sole voting power with respect to 726,115 shares and sole dispositive power with respect to 932,015 shares. The principal address is One Financial Center, Boston, MA 02111.

(8)	These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 1,450,000 shares, representing 7.9% of the shares outstanding), which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. According to their most recent joint Schedule 13G on file with the SEC, Price Associates and T. Rowe Price Small Cap Value Fund, Inc. have sole voting power with respect to 860,900 and 1,450,000 shares, respectively, have sole dispositive power with respect to 2,380,550 and 0 shares, respectively, and have no shared voting or dispositive power. The principal address is 100 E. Pratt Street, Baltimore, MD 21202.
PROPOSAL 1 — ELECTION OF DIRECTORS
      The persons named below have been nominated for election as directors at the Annual Meeting. The directors who are elected shall hold office until their respective successors shall have been duly elected and qualified. It is intended that the two persons named in the first part of the following list will be elected by the holders of Class A Common Stock voting as a separate class with each share of Class A Common Stock entitled to one vote per share, and that the five persons named in the second part of the list will be elected by the holders of the Class A Common Stock and Class B Common Stock, voting together as a single class with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. In accordance with Delaware General Corporation Law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. This means the director nominees receiving the highest number of “FOR” votes will be elected as directors.
      All nominees are members of the present board of directors. Mr. Brown was appointed to the board in July 2004. Each of the nominees for director has consented to being named a nominee in this proxy statement and has agreed to serve as a director, if elected at the Annual Meeting. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the board may select.
      The Board recommends a vote “FOR” each of the following nominees.

Principal Occupation During
Name and Age	the Past Five Years	Director Since

Directors to be elected by holders of Class A Common Stock:
Jonathan Firestone, 60	Marketing consultant since 2000; President and Chief Executive Officer of BBDO Minneapolis and director of BBDO, North America (advertising agency) from 1988 to 1999.	December 1992
Brian Brady, 46	President and Chief Executive Officer of Northwest Broadcasting and Eagle Creek Broadcasting since 1995 and 2002, respectively.	August 2002
Directors to be elected by holders of Class A and Class B Common Stock, voting together:
Donald Alt, 59	Broadcasting investor, Chairman of Forever Broadcasting since 1996; Chief Financial Officer of Keymarket Radio Companies from 1984 to 1996.	July 1997
Clarke R. Brown, Jr., 64	President—Radio Division of Jefferson—Pilot Communications since 1993.	July 2004
Edward K. Christian, 60	President, Chief Executive Officer and Chairman of Saga Communications, Inc. and its predecessor since 1986.	March 1992
Robert J. Maccini, 46	President, Signal Ventures Associates, Inc. d/b/a Media Services Group, Inc. (a media broker) since 1989.	March 2001
Gary Stevens, 65	Managing Director, Gary Stevens & Co. (a media broker) since 1986.	July 1995
CORPORATE GOVERNANCE
      We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace and ensuring that we are managed for the long-term benefit of our stockholders. Our business affairs are conducted under the direction of our board of directors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.
      Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for both the Finance and Audit Committee and the Compensation Committee are posted on the “Investor Relations — Corporate Governance” page of our website at www.sagacommunications.com, and will be provided free of charge to any stockholder upon written request to our Secretary at our corporate headquarters.
      We are a “controlled company” under the NYSE’s corporate governance listing standards because more than 50% of the combined voting power of our common stock (Class A and Class B shares) is held by Edward K. Christian, our President, CEO and Chairman. As such, we have elected to take advantage of certain exemptions from the NYSE’s corporate governance standards, and therefore we are not required: (i) to have a majority of our directors be “independent,” (ii) to have our Compensation Committee be comprised solely of independent directors, and (iii) to have a Nominating/ Corporate Governance Committee which is comprised solely of independent directors.
Board of Directors

Director Independence
      Our board has determined that Donald Alt, Brian Brady, Clarke Brown, and Jonathan Firestone, constituting a majority of the directors, are “independent” directors within the meaning of the rules of the NYSE, based on the board’s application of the standards of independence set forth in our Corporate Governance Guidelines.

Board Meetings; Presiding Director
      Our board of directors held a total of six meetings during 2004. Each incumbent director attended at least 75% of the total number of meetings of the board and any committees of the board on which he served during 2004, which were held during the period that he served, except for Mr. Brown who attended 66% of the applicable board and committee meetings in 2004. None of the directors other than Mr. Christian attended last year’s annual stockholders’ meeting. The directors are not required to attend our annual stockholder meetings. The board has designated the chairman of the Finance and Audit Committee as the director to preside at regularly scheduled non-management executive sessions of the board.

Communications with the Board
      Stockholders may communicate with the board of directors or any individual director by sending a letter to Saga Communications, Inc., 73 Kercheval Ave., Grosse Pointe Farms, Michigan 48236, Attn: Presiding Director (or any individual director). The Chief Financial Officer or the corporate Secretary will receive the correspondence and forward it to the presiding director or to any individual director or directors to whom the communication is directed. The Chief Financial Officer and the corporate Secretary are authorized to review, sort and summarize all communications received prior to their presentation to the presiding director or to whichever director(s) the communication is addressed. If such communications are not a proper matter for board attention, such individuals are authorized to direct such communication to the appropriate department. For example, stockholder requests for materials or information will be directed to investor relations personnel.

Board Compensation
      Each director who is not an employee receives an annual retainer fee equivalent to $10,000 per year, plus $1,000 for each Board or committee meeting attended in person and $200 for each telephonic meeting attended. In addition, the chairpersons of each committee receive $500 per quarter. Under our 1997 Non-Employee Directors Stock Option Plan, options are granted to the directors in lieu of these fees. On the last business day of January of each year, each eligible director is automatically granted an option to purchase that number of shares of our Class A Common Stock equal to the amount of compensation payable to the director, divided by the fair market value of the Class A Common Stock on the last trading day of the December immediately preceding the date of grant less $.01 per share. The options are immediately vested and exercisable at an exercise price of $.01 per share and may be exercised for a period of 10 years from the date of grant. Directors may elect to receive life insurance premiums in lieu of their compensation. Mr. Firestone is the only director to make such election and, as a result, we paid life insurance premiums on his behalf in the amount of $21,000 in 2004. Directors may elect to receive health insurance in addition to their fees.

Messrs. Alt and Stevens are the only directors to make such election. Directors who are employees receive no additional compensation for serving as directors or attending board or committee meetings.
Corporate Governance Guidelines
      Our Corporate Governance Guidelines, along with the charters of the board’s committees, provide the framework under which we are governed. The Guidelines address the functions and responsibilities of our board of directors and provide a consistent set of principles for the board members and management to follow while performing their duties. The Guidelines are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the corporate governance listing requirements of the NYSE. Our Corporate Governance Guidelines address, among other things:

•	director qualification and independence standards;

•	the duties and responsibilities of the board of directors and management;

•	regular meetings of the independent directors;

•	how persons are nominated by the board for election as directors;

•	limitations on board service;

•	the principles for determining director compensation;

•	the organization and basic function of board committees;

•	the annual compensation review of the CEO and other executive officers;

•	the board’s responsibility for maintaining a management succession plan;

•	director access to senior management and the ability of the board and its committees to engage independent advisors; and

•	the annual evaluation of the performance of the board and its committees.
Code of Business Conduct and Ethics
      Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees, including the Chief Executive Officer, Chief Financial Officer and Corporate Controller. The Code addresses those areas in which we must act in accordance with law or regulation, and also establishes the responsibilities, policies and guiding principles that will assist us in our commitment to adhere to the highest ethical standards and to conduct our business with the highest level of integrity. Any amendments to the Code, as well as any waivers granted to any director or executive officer, will be disclosed on our website.
Board Committees and Their Functions
      Our board of directors has a Finance and Audit Committee and a Compensation Committee. The charters of the Finance and Audit Committee and the Compensation Committee are available on our website.

Finance and Audit Committee
      The members of the Finance and Audit Committee are Messrs. Alt, Brady, Brown and Firestone. Mr. Alt is the Chairman of the Committee. Mr. Brown was appointed to the Finance and Audit Committee in July 2004. The board has determined that all members of the Finance and Audit Committee are independent as required by the rules of the SEC and the listing standards of the NYSE, and has designated Mr. Alt as an “audit committee financial expert” as that term is defined in the SEC rules. The Finance and Audit Committee is responsible for retaining and overseeing our independent registered public accounting firm and approving the services performed by them; for overseeing our financial reporting process, accounting principles, the integrity of our financial statements, and our system of internal accounting controls; and for overseeing our internal audit function. The Committee is also responsible for overseeing our legal and regulatory compliance and ethics programs. The Finance and Audit Committee operates under the revised written charter adopted by the board of directors in March 2005, which is included as Appendix A to this proxy statement. The Finance and Audit Committee held four meetings in 2004. See the “Report of the Audit Committee” below.

Compensation Committee
      The Compensation Committee currently consists of Messrs. Alt, Brady, Brown, and Firestone, each of whom are independent under the listing standards of the NYSE. Mr. Firestone is the Chairman of the Committee. Mr. Brown was appointed to the Compensation Committee in July 2004. The Compensation Committee is responsible for reviewing certain of our compensation programs and making recommendations to the board of directors with respect to compensation for our chief executive officer, executive officers, and our directors. The Compensation Committee is also responsible for administering our stock plans, and will be responsible for administering our 2005 Incentive Compensation Plan if it is adopted, except to the extent that such responsibilities have been retained by the board. The Compensation Committee has delegated to management certain day-to-day operational activities related to the stock and incentive compensation plans. This Committee operates pursuant to the written charter adopted by the board of directors in February 2004. The Compensation Committee held three meetings in 2004. See the “Report of the Compensation Committee” below.
Director Nomination Process
      The board of directors does not have a nominating committee. Rather, due to the size of the board and the board’s desire to be involved in the nomination process, the board as a whole identifies and evaluates each candidate for director, and will recommend a slate of director nominees to the stockholders for election at each annual meeting of stockholders. Stockholders may recommend nominees for election as directors by writing to the corporate Secretary.

Consideration of Director Nominees
      In evaluating and determining whether to recommend a person as a candidate for election as a director, the board considers the qualifications set forth in our Corporate Governance Guidelines, which include relevant management and/or industry experience; high personal and professional ethics, integrity and values; a commitment to representing the long-term interests of our stockholders as a whole rather than special interest groups or constituencies; independence pursuant to the guidelines set forth in the Corporate Governance Guidelines; and an ability and willingness to devote sufficient time to carrying out their duties and responsibilities as directors.

Identifying Director Nominees; Consideration of Nominees of the Stockholders
      The board may employ a variety of methods for identifying and evaluating director nominees. The board regularly assesses the size of the board, the need for particular expertise on the board and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the board considers various potential candidates for director which may come to the board’s attention through current board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year.

      The board will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees.” The deadlines and procedures for stockholder submissions of director nominees are described below under “Stockholder Proposals and Director Nominations for the 2006 Annual Meeting.” Following verification of the stockholder status of persons recommending candidates, the board makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the board as part of its review. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the board, a potential candidate nominated by a stockholder is treated like any other potential candidate during the review process by the board.
FINANCE AND AUDIT COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
      Our management is responsible for the preparation, presentation and integrity of our financial statements, the accounting and financial reporting principles, and the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee’s responsibility is generally to monitor and oversee these processes.
      In the performance of its oversight function, the Committee:

•	Met to review and discuss our audited financial statements for the year ended December 31, 2004 with our management and our independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, and discussed the independent auditors’ independence with them;

•	Received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.
      While the Committee has the responsibilities and powers set forth in its charter, which is attached hereto as Appendix A, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management. The independent registered public accounting firm is responsible for planning and conducting their audits.
      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its charter, the Committee recommended to the board that the audited financial statements be included in our Annual Report on Form  10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.
Finance and Audit Committee:
Donald Alt (Chair), Brian Brady, Clarke Brown and Jonathan Firestone

COMPENSATION COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.
Overview
      The Compensation Committee is comprised solely of independent directors. The responsibilities of the Committee include reviewing our management compensation programs and making recommendations to the board of directors with respect to compensation.
      The Committee believes that in order to maximize stockholder value we must have a compensation program designed to attract and retain superior management at all levels in the organization. The objective of the management compensation program is to both reward short-term performance and motivate long-term performance in such a way that management’s incentives are aligned with the interests of the stockholders. The Committee believes that management at all levels should have a meaningful equity participation in our ownership, although no specific target level of equity holdings has been established by the Committee.
Executive Compensation Program
      In order to meet these objectives, our executive compensation program consists of three primary components: salary, bonuses, and, if the 2005 Incentive Compensation Plan is approved, awards of stock-based compensation. The Committee reviews the annual compensation for the senior executives named in the Summary Compensation Table and the station managers (the “executives”). Salaries are established for each executive officer on the basis of the scope of responsibility and accountability within the company, and take into account publicly available compensation levels for comparable positions in the entities which comprise the peer group used for the Performance Graph set forth under “Common Stock Performance” below (the “Peer Group”). The Committee attempts to set compensation levels approximating the compensation rates of comparable positions in the Peer Group, while recognizing individual performance and budgeted operating profits. Bonuses for the executives are determined based on the Committee’s judgment of our operating profitability, growth in revenues and profits and overall financial condition, and the individual executive’s contribution to these results.
      Grants of stock options and other stock-based awards are a major part of our long-term incentive strategy. The Committee believes that awards provide executives with an economic stake in our future parallel to that of the stockholders.
      On the basis of the factors described above and the Committee’s subjective judgment of each officer’s performance, none of which factors are given specific numerical weighting, the Committee sets the salaries, bonuses and stock-based awards for the executives, including the President and Chief Executive Officer. The compensation of the senior executives was determined based on our overall performance, including our stock performance compared to our Peer Group. The Committee intends to reevaluate its compensation policies on an annual basis.
      In 2003, stock options were granted to Mr. Christian, Ms. Bobinski, Mr. Bush, Mr. Goldstein, Mr. Lada and Ms. Lobaito, based on a five year plan whereby the total number of options that would normally have been granted over the period 2003 to 2008 were granted in 2003. In addition to the historic five year vesting period that would have been normal for prior grants, these options require that a target stock price representing minimally accepted annual stock price growth be attained and maintained for a period of ten consecutive days, or an average of such target stock price be attained and maintained for a period of twenty consecutive days. It is believed that this structure will assure that these members of the management team are directly tied to stockholders interests, mainly growing the stock price. The stock price target has not yet been attained and maintained for the required period. As a result, none of these options have yet vested. If the 2005 Incentive Compensation Plan is approved by the stockholders, the board intends to cancel some or all of these grants, and grant replacements awards under the 2005 Incentive Compensation Plan.
CEO Compensation
      In 2004, our most highly compensated executive officer was Edward K. Christian, President and Chief Executive Officer. Mr. Christian received salary of $512,500 in 2004 and a earned a bonus of $462,500 for the 2004 fiscal year.
      In determining the 2004 bonus paid to Mr. Christian, the Committee took into account our financial performance in 2004 and the criteria discussed above. During the year ended December 31, 2004, our net revenue increased by 11.0% over the year ended December 31, 2003. Operating income increased by 9.9% and net income for the year ended December 31, 2004 was $15.8 million compared to $13.9 million for the year ended December 31, 2003. Set forth below is a chart summarizing our operating results over the past three fiscal years.

	Years Ended December 31,

	2004	2003	2002

	(In thousands)
Net operating revenue	$134,644	$121,297	$114,782
Operating income	31,387	28,565	28,877
Net income	15,842	13,884	13,955
      Under Section 162(m) of the Internal Revenue Code (the “Code”) and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million that are not performance-based are disallowed for publicly-traded companies. In order to qualify some or all of the bonus portion of the Chief Executive Officer’s compensation package as performance-based compensation within the meaning of Section 162(m), the board adopted the Chief Executive Officer Annual Incentive Plan effective beginning in 2000. However, the board, in its discretion, may also award bonuses to Mr. Christian which are not in accordance with this Plan. Any such discretionary bonuses may not qualify as performance based compensation within the meaning of Section 162(m) of the Code. With respect to Mr. Christian’s bonus under the Plan in 2004, $337,500 qualified as performance-based compensation and the remaining $125,000 did not.
Compensation Committee:
Jonathan Firestone (Chair), Donald Alt, Brian Brady, and Clarke Brown
PROPOSAL 2 — TO APPROVE THE SAGA COMMUNICATIONS, INC.
2005 INCENTIVE COMPENSATION PLAN
      On March 11, 2005, the Board of Directors unanimously approved the 2005 Incentive Compensation Plan (“2005 Plan”), subject to stockholder approval. The 2005 Plan is intended to encourage officers and selected employees of the Company and its subsidiaries to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company’s future success and prosperity, and enhance the ability of the Company and its subsidiaries to attract and retain highly qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders. Approval of the 2005 Plan requires the affirmative vote of a majority of the shares entitled to vote thereon present in person or represented by proxy at the meeting.

      The 2005 Plan, if approved by stockholders, is intended to replace the 2003 Employee Stock Option Plan (the “2003 Plan”). The 2003 Plan has 736,107 shares of Class A Common Stock and 160,657 shares of Class B Common Stock shares available for grant as of March 30, 2005. If the 2005 Plan is approved by stockholders, the Board of Directors intends to: (i) terminate the 2003 Plan as to future grants so that the shares currently available for grants under this plan would no longer be available, and (ii) cancel some or all of the outstanding options granted to the executive officers in 2003 described under “Compensation Committee Report — Executive Compensation Program” above, and grant replacement awards under the 2005 Plan to such executive officers. Because awards under the 2005 Plan will be made at the discretion of the Compensation Committee, benefits to be received by the executive officers and other participants for 2005 as well as the benefits that would have been received by the participants for 2004, if any, cannot be determined or quantified at this time.
      A summary of the material terms of the 2005 Plan is set forth below. This summary is qualified in its entirety by reference to Appendix B to this proxy statement, which contains the proposed 2005 Plan in its entirety.
General
      The 2005 Plan provides for the grant of restricted stock, restricted stock units, incentive stock options, nonqualified stock options, and performance awards, including cash, at any time prior to March 10, 2015. A total of 1,500,000 shares of Class A Common Stock and 500,000 shares of Class B Common Stock have been set aside for issuance under the 2005 Plan and up to 500,000 shares of Class A Common Stock may be issued pursuant to incentive stock options granted under the 2005 Plan. Only Mr. Christian will be eligible to receive awards denominated in Class B Common Stock. These amounts are subject to adjustment for stock splits and certain other corporate events. Approximately 32 full time employees of the Company would be eligible to receive grants under the 2005 Plan, if the plan were in place today. The maximum number of shares that may be awarded in any one fiscal year of the Company to a participant in the 2005 Plan in respect of options, shares of Restricted Stock, shares evidenced by Restricted Stock Units and shares issuable as Performance Awards is 300,000. The maximum dollar value payable to a participant in the 2005 Plan in respect of awards that are valued in property other than Common Stock is the lesser of $1,000,000 or three times the participant’s base salary for that year.
Administration
      The 2005 Plan will be administered by the Compensation Committee of the Board. Unless otherwise specified in the 2005 Plan, the Compensation Committee has the power to select the recipients of awards and has broad power to determine the terms of awards and to change such terms in various ways subsequent to grant, including among others, accelerating the exercisability of options, waiving or modifying performance conditions and transfer restrictions, and extending the post-termination exercise period of options. The Board is permitted by the 2005 Plan to amend or terminate the 2005 Plan at any time without stockholder approval, although requirements of the NYSE and applicable law restrict its ability to amend the 2005 Plan without stockholder approval when the amendment would increase the number of shares available under the 2005 Plan, materially increase the benefits accruing to participants under the 2005 Plan, change the provisions relating to eligibility for grants, permit the repricing of options, or would otherwise be material.
Options
      Options granted under the 2005 Plan may be either incentive stock options under Section 422 of the Code or nonqualified stock options. The terms of options granted under the 2005 Plan will be set forth in an agreement between the Company and the recipient and will be determined by the Compensation Committee, unless specified in the 2005 Plan. The exercise price will not be less than the fair market value of the shares on the date of grant. The fair market value per share of the Class A Common Stock on March 31, 2005 was $16.10.
      Options granted under the 2005 Plan become exercisable at such times as the Compensation Committee may determine and will expire not later than ten years after grant. The aggregate fair market value, determined on the grant date, of stock with respect to which incentive stock options may first become exercisable for a holder during any calendar year may not exceed $100,000. Payment for shares to be acquired upon exercise of options granted under the 2005 Plan may be made in cash, by check or, at the discretion of the Compensation Committee, as set forth in the related option agreement, a holder may exercise an option through a cashless exercise procedure whereby the holder provides an option exercise notice to the Company and simultaneously irrevocably instructs a broker to sell a sufficient number of the shares from the option exercise to pay the option exercise price and accompanying taxes. In addition, at the Compensation Committee’s discretion, shares held by the holder for at least six months may be tendered to the Company to pay the exercise price and tax withholding obligations, if any.
Restricted Stock Awards and Restricted Stock Units
      The 2005 Plan provides for the grant of restricted shares or restricted stock units. A restricted stock unit is the right to receive restricted shares or an equivalent value in cash. The Compensation Committee may grant awards of restricted stock or restricted stock units based on the recipients having attained specified performance objectives during a specified performance period. The performance objectives which may be considered by the Committee include the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; (xiv) return on assets/net assets; and (xv) station market ratings. The holder of restricted shares or shares subject to a restricted stock unit will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to such shares. Restricted shares and restricted stock units generally will be subject to certain forfeiture conditions and may not be transferred by the recipient until such restrictions lapse.
Performance Awards
      The 2005 Plan also provides for the grant of performance awards. A performance award is a right, contingent upon the attainment of performance goals within a specified performance period, to receive cash, shares of Common Stock, which may be restricted stock, or a combination of both. All of the terms relating to the satisfaction of performance goals, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award, and any other terms and conditions of any performance award, including the effect upon such award of termination of the recipient’s status as an employee, will be determined by the Compensation Committee and included in an agreement between the recipient and the Company. The holder of performance awards who receive the award in the form of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to such shares, but will be prohibited from transferring the stock until the satisfaction of the performance goals.

      Performance Goals. In its discretion, the Compensation Committee may designate any performance award to any 2005 Plan participant as intended to satisfy the requirements of Section 162(m) of the Code. Restrictions on transfer of the award will lapse and the award will be payable upon completion of written objective performance goals, as determined by the Compensation Committee using one or more of the following criteria, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; (xiv) return on assets/net assets; and (xv) station market ratings. The performance period shall be determined by the Compensation Committee and may be from one to five years. A performance award under Code Section 162(m) shall not be paid until the Compensation Committee has certified in writing that the applicable performance goals have been attained.
Termination and Change in Control
      Unless otherwise provided in the applicable agreement, any portion of an option which is not yet exercisable will be forfeited if the holder’s status as an employee is terminated for any reason. In general, unless the Compensation Committee determines otherwise, any portion of a restricted stock grant or restricted stock unit which is not yet transferable and any portion of a performance share award with respect to which performance goals have not yet been achieved will be forfeited if the holder’s status as an employee is terminated for any reason.
      Unless the relevant agreement otherwise provides, the exercisable portion of an option will terminate at various times after the holder’s status as an employee terminates, based upon the reason for the termination. If status is terminated for cause, any unexercised portion of an option immediately terminates. If status terminates due to death or disability, then the option is exercisable until the earlier of the date the option would otherwise have terminated or the first anniversary of such death or disability. If the option is a nonqualified stock option and (1) status terminates due to retirement, or (2) the holder is terminated involuntarily (other than for cause or due to death or disability) within six months following a change in control, then the exercisable portion of the option may be exercised until the option would otherwise have expired in the absence of termination. If status terminates for any other reason, then the option terminates when the option otherwise expires or three months after termination of status, whichever is earlier. The Compensation Committee, however, has discretion under the 2005 Plan to accelerate the exercisability of options, extend the exercise period of an option (but not past the tenth anniversary of the grant date) and waive the restrictions or conditions applicable to restricted stock, restricted stock units or performance share awards, and such acceleration and waiver will occur automatically upon a “change in control” of the Company (as defined in the 2005 Plan).
Income Tax Consequences
      The 2005 Plan and the tax summary of the 2005 Plan are affected by the American Jobs Creation Act of 2004 (the “Jobs Act”). Certain provisions in the 2005 Plan will need to be amended once the Internal Revenue Service (the “IRS”) has issued additional guidance under the Jobs Act. It is intended that the 2005 Plan will be amended to conform with the Jobs Act and the additional guidance issued in connection with the Jobs Act within the time-frames established by the IRS.

      Stock option grants under the 2005 Plan may either be incentive stock options under Section 422 of the Code or non-qualified stock options governed by Section 83 of the Code. Generally, no taxable income is recognized by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, when an incentive stock option is exercised the participant has no taxable income provided that applicable holding periods have been satisfied (except that alternative minimum tax may apply) and the Company receives no tax deduction. When a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the Class A Common Stock on the exercise date and the stock option exercise price. The Company will be entitled to a corresponding deduction on its federal income tax return. The tax treatment for a participant upon a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. The Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option if such disposition occurs before the applicable holding periods have been satisfied.
      In general, a participant who receives a restricted stock or restricted stock unit award, and who has not made an election under Section 83(b) of the Code to be taxed upon receipt, will have taxable income equal to the fair market value of the stock at the earlier of the first time the rights of the participant are transferable or the restrictions lapse. The Company is entitled to a tax deduction when the participant recognizes income.
      A participant who is awarded performance awards will not recognize taxable income and the Company will not receive a tax deduction at the time the award is made. When a participant receives payment for performance awards in shares of Common Stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the participant and the Company will receive a tax deduction. However, if any shares of Common Stock used to pay out earned performance awards are non-transferable and there is a substantial risk that such shares will be forfeited (for example, because the Compensation Committee conditions those shares on the performance of future services), the taxable event is deferred until either the risk of forfeiture or the restriction on transferability lapses. In this case, the participant may be able to make an election under Section 83(b) of the Code to be taxed upon receipt. The Company is entitled to a corresponding tax deduction at the time ordinary income is recognized by the participant.
      As described above, awards granted under the 2005 Plan may qualify as “performance-based compensation” under Section 162(m) of the Code to preserve the Company’s federal income tax deductions for annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to any of the Company’s five most highly compensated executive officers. To qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2005 Plan’s limit on the total number of shares or maximum dollar amount that may be awarded to any one participant during any calendar year. In addition, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”
      The foregoing is only a summary of the effect of U.S. federal income taxation upon recipients of awards and the Company with respect to the grant and exercise of awards under the 2005 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.
      The Board recommends a vote “FOR” the approval of the Saga Communications, Inc. 2005 Incentive Compensation Plan.

PROPOSAL 3 — TO RE-APPROVE THE
CHIEF EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN
      The Board of Directors is asking stockholders to re-approve the Chief Executive Officer Annual Incentive Plan (the “CEO Plan”) and the material terms of the performance goals set forth in the plan. Stockholders approved the CEO Plan at the annual meeting of stockholders in May 2000. Re-approval of the CEO Plan is needed under Section 162(m) of the Internal Revenue Code if we are to preserve our ability to take a federal tax deduction for certain compensation awards.
      Section 162(m) limits the Company’s deduction for federal income tax purposes for certain compensation in excess of $1 million paid to “covered employees” (generally, the top five named executive officers in the Summary Compensation Table) of a publicly held corporation. The deduction limit does not apply to “qualified performance-based compensation” meeting the requirements of Section 162(m). Among other things, in order for the compensation to be considered “qualified performance-based,” the Section 162(m) regulations generally require that stockholders re-approve the material terms of the performance goals every five years. Because approximately five years have passed since approval of the CEO Plan, the board is submitting this proposal to stockholders for re-approval of the material terms of the performance goals. Other than the addition of several performance goals from which the Compensation Committee may select in establishing the potential award, there are have been no material changes to the terms of the CEO Plan.
      The affirmative vote of a majority of the shares entitled to vote thereon present in person or represented by proxy at the meeting is required to re-approve the CEO Plan and the performance goals. If approved, and unless the material terms of the performance goals are subsequently changed, the performance goals will meet the stockholder approval requirements of Section 162(m) until 2010. If stockholders fail to approve the proposal, we will still be able to make bonus awards under the CEO Plan, but such awards will be subject to the deduction limit under Section 162(m).
      A summary of the material terms of the CEO Plan, including the performance goals, is set forth below.
Purpose
      The CEO Plan is intended to and was designed to promote the interests of the Company and its stockholders by providing significant cash rewards to the chief executive officer for continuing profitable growth, while permitting such compensation to be deductible by the Company for federal income tax purposes. The CEO Plan was adopted by the board in February 2000 and originally approved by the stockholders in May 2000.
Description of the Plan
      Participation. Only our chief executive officer is eligible to participate in the CEO Plan.
      Administration. The CEO Plan is administered by the Compensation Committee of the board. The Compensation Committee has the authority to interpret the CEO Plan, to establish or revise CEO Plan rules and regulations and to make any determinations necessary to administer the CEO Plan.
      Bonus Awards. Within 90 days after the beginning of each fiscal year, the Compensation Committee establishes a target bonus opportunity for the chief executive officer based on a percentage of his base salary. The amount of the target bonus actually paid is based on the extent to which pre-established corporate and financial performance goals are met. The performance goals may include any or all of the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings);

(ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; (xiv) return on assets/net assets; and (xv) station market ratings. The goals and the relative weight given to each for any particular year are approved by the Compensation Committee.
      The bonus payments under the CEO Plan are calculated at the end of the fiscal year based on the achievement of the annual performance goals. The amount earned is paid in cash after the financial results are available for our fiscal year to which the bonus pertains. In the discretion of the Compensation Committee, the chief executive officer may elect to defer payment of all or any part of any bonus by complying with such procedures as the Compensation Committee may prescribe. The Compensation Committee must certify in writing that the performance criteria have been met prior to any payments under the CEO Plan. If the performance criteria are not met, the Compensation Committee may award a portion of the potential bonus amount in its discretion; however, such award is not deemed to be “qualified performance-based compensation” and therefore will be subject to the deduction limit under Section 162(m). The chief executive officer will not be entitled to any bonus award under the CEO Plan if minimum corporate objectives are not achieved.
      The amount to be paid to the chief executive officer will depend on the factors set forth above. However, the maximum bonus that he may receive under the CEO Plan in any one fiscal year is 500% of his base salary. Generally, the chief executive officer must be actively employed by the Company or a subsidiary and on the payroll on the date the award is paid to receive the award. Certain pro rata awards may be made if termination of employment results from retirement, permanent disability or death.
      Amendment and Termination. The Compensation Committee may terminate, suspend or amend the CEO Plan, in whole or in part, at any time so long as stockholder approval required by Section 162(m) of the Code has been obtained. No amendment, termination or modification may adversely affect outstanding awards under the CEO Plan without the consent of the chief executive officer.
      Federal Income Tax Consequences. Under current federal income tax law, the chief executive officer will realize ordinary compensation income equal to the amount of the bonus received in the year received. The Company will receive a corresponding deduction for the amount the chief executive officer recognizes as ordinary income, provided that the amount of such deduction is not limited under the provisions of Section 162(m). It is our intention that the CEO Plan be administered in a manner which maximizes the deductibility of compensation for the Company under Section 162(m) to the extent practicable and consistent with the Company’s business considerations.
      Plan Benefits. In March 2005, the Compensation Committee established the performance goals and the potential bonus amounts for 2005 under the CEO Plan. If the performance goals are achieved in full, Mr. Christian is eligible to receive a bonus of up to $800,000. The actual amounts, if any, that will be received by Mr. Christian under the CEO Plan for 2005 are contingent upon achieving the specified performance goals and, therefore, are not determinable at this time. For 2004, Mr. Christian was awarded a cash bonus of $462,500 under the CEO Plan, of which $337,500 was awarded based on the Company achieving certain performance goals for fiscal year 2004, and $125,000 was awarded by the Committee in its discretion. As a result, this discretionary portion is not deemed to be “qualified performance-based compensation” and therefore will be subject to the deduction limit under Section 162(m).
The Board recommends a vote “FOR” the re-approval of the Chief Executive Officer Annual Incentive Plan.

PROPOSAL 4 — TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Finance and Audit Committee has appointed Ernst & Young LLP to be our independent auditors for the fiscal year ending December 31, 2005. Ernst & Young LLP has been our independent auditors since 1986. The Finance and Audit Committee appoints the independent auditors annually, and also reviews and pre-approves audit and permissible non-audit services performed by Ernst & Young LLP, as well as the fees paid to Ernst & Young LLP for such services.
      Before appointing Ernst & Young LLP as our independent auditors to audit our books and accounts for the fiscal year ending December 31, 2005, the Finance and Audit Committee carefully considered that firm’s qualifications as our independent auditors. In its review of non-audit services and its appointment of Ernst & Young LLP, the Committee also considered whether the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.
      The Board of Directors is asking the stockholders to ratify the appointment of Ernst & Young LLP. Although stockholder ratification of the appointment is not required, if the stockholders do not ratify the appointment the Finance and Audit Committee will consider such vote in its decision to appoint the independent registered public accounting firm for 2006.
      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders.
      The firm of Ernst & Young LLP has advised us that neither it nor any of its members has any direct financial interest in us as a promoter, underwriter, voting trustee, director, officer or employee.
Fees Paid to Ernst & Young LLP
      The following table presents the fees paid by us for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2003 and 2004.

Fee Category	2003 Fees	2004 Fees

Audit fees	$275,706	$676,708
Audit-related fees	92,607	51,054
Tax fees	254,334	205,881
All other fees	—	—

Total fees	$622,647	$933,643

     Audit Fees
      Audit fees were for professional services rendered for the audit of our consolidated financial statements and reviews of the interim consolidated financial statements included in quarterly reports.
     Audit-Related Fees
      Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

     Tax Fees
      Tax fees were professional services for federal, state and local tax compliance, tax advice and tax planning.
Policy for Pre-Approval of Audit and Non-Audit Services
      The Finance and Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent auditors are permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, the Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed by the Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others. The Committee has delegated to the Chair of the Finance and Audit Committee the authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.
      The pre-approval policy was implemented effective as of May 6, 2003, as required by the applicable regulations. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Committee in accordance with the pre-approval policy. The policy has not been waived in any instance.
The Board recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.

COMMON STOCK PERFORMANCE
      Set forth below is a line graph comparing the cumulative total stockholder return for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 of our Class A Common Stock against the cumulative total return of the NYSE Stock Market (US Companies) and a Peer Group selected by us consisting of the following radio and/or television broadcast companies: Arbitron Inc., Beasley Broadcast Group Inc., Citadel Broadcasting Corp., Clear Channel Communications Inc., Cox Radio Inc., Cumulus Media Inc., Walt Disney Co., Emmis Communications Corp., Entercom Communications Corp., Entravision Communications Corp., Fisher Communications Inc., Interep National Radio Sales Inc., Jefferson Pilot Corp., Journal Communications Inc., Radio One Inc., Regent Communications Inc., Saga Communications, Inc., Salem Communications Corp., Sirius Satellite Radio Inc., Spanish Broadcasting System Inc., Univision Communications Inc., Viacom Inc., Westwood One Inc. and X M Satellite Radio Holdings Inc. The graph and table assume that $100 was invested on December 31, 1999, in each of our Class A Common Stock, the NYSE Stock Market (US Companies) and the Peer Group and that all dividends were reinvested. The information contained in this graph shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.
Comparison of Five-Year Cumulative Total Return

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Saga Communications	$100.0	$73.5	$102.2	$117.3	$114.4	$104.0
NYSE Stock Market (US Companies)	$100.0	$104.0	$96.2	$79.0	$100.8	$114.1
Self-Determined Peer Group	$100.0	$80.9	$73.2	$61.4	$77.4	$73.9
      The comparisons in the above table are required by the SEC. This table is not intended to forecast or to be indicative of any future return on our Class A Common Stock.

EXECUTIVE COMPENSATION
      The following table summarizes the compensation for the years ended December 31, 2004, 2003 and 2002 for our Chief Executive Officer and our other most highly compensated executive officers.
Summary Compensation Table

					Long-Term
					Compensation
					Awards

					Securities
		Annual Compensation			Underlying
					Options (in	All Other
Name and Principal Position	Year	Salary	Bonus		Shares)(1)	Compensation(2)

Edward K. Christian	2004	$512,500	$462,500		0	$4,200
President and Chief Executive Officer	2003	500,000	425,000		339,343	3,968
	2002	436,435	731,119	(3)	0	3,948

Steven J. Goldstein	2004	348,462	87,500		0	2,936
Executive Vice President and Group	2003	313,808	80,000		149,278	2,863
Program Director	2002	312,769	80,000		30,610	2,825

Warren S. Lada	2004	283,462	37,500		0	2,577
Senior Vice President-Operations	2003	257,500	30,000		144,215	2,535
	2002	234,423	30,000		0	2,452

Samuel D. Bush	2004	283,462	37,500		0	2,505
Senior Vice President and Chief	2003	255,000	30,000		141,272	2,452
Financial Officer	2002	229,423	30,000		0	2,355

Marcia K. Lobaito	2004	136,077	22,500		0	1,890
Vice President, Corporate	2003	120,500	17,500		53,213	1,789
Secretary and Director of	2002	110,462	17,500		14,967	1,727
Business Affairs

Catherine A. Bobinski	2004	132,000	27,500		0	1,712
Vice President, Controller,	2003	117,500	17,500		51,800	1,634
Chief Accounting Officer	2002	108,731	17,500		14,162	1,585

(1)	Amounts in 2002 restated to reflect five-for-four stock split effective June 15, 2002.

(2)	Consists of: (i) life insurance premiums or payments in lieu thereof in 2004, 2003 and 2002, and (ii) the Company’s matching contribution to the 401(k) plan in the amount of $1,000 for each of 2004, 2003 and 2002.

(3)	Includes bonus of $306,119 in 2002 to forgive 20% of a loan from us and federal and state income tax liabilities related to such loan.
Option Grants in Last Fiscal Year
      There were no options granted to the individuals named in the Summary Compensation Table above during the year ended December 31, 2004.

Aggregated Option Exercises and Fiscal Year End Option Values
      The following table sets forth certain information with respect to options exercised during the year ended December 31, 2004, by the individuals named in the Summary Compensation Table and unexercised options to purchase our Common Stock granted to the individuals named in the Summary Compensation Table above.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options
			December 31, 2004(1)		at December 31, 2004(3)
	Shares Acquired	Value
Name	on Exercise(1)	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward K. Christian	4,577	$72,825	326,285	348,614	$2,041,293	$24,197
Steven J. Goldstein	0	0	162,644	188,617	$606,247	$35,557
Warren S. Lada	17,925	263,397	167,055	151,592	$1,091,534	$19,254
Samuel D. Bush	0	0	155,801	148,210	$966,189	$18,108
Marcia K. Lobaito	4,575	68,897	72,269	72,510	$269,746	$19,145
Catherine A. Bobinski	0	0	72,115	70,865	$269,746	$19,145

(1)	Reflects five-for-four stock splits effective July 31, 1995, April 30, 1996, April 1, 1997, May 29, 1998, December 15, 1999 and June 15, 2002.

(2)	Value realized is equal to the difference between the option exercise price and the fair market value of our Class A Common Stock at the date of exercise, multiplied by the number of options exercised.

(3)	Value is equal to the difference between the option exercise price and the closing price of our Class A Common Stock reported on the New York Stock Exchange on December 31, 2004 of $16.85, multiplied by the number of options held.
Employment Contract
      Mr. Christian has an employment agreement with us which expires in March 2009. The agreement provides for certain compensation, death, disability and termination benefits, as well as the use of an automobile. The annual base salary under the agreement was $500,000 per year effective January 1, 2003, and subject to annual cost of living increases effective January 1 each year thereafter. Mr. Christian’s base salary was $512,500 per year for fiscal 2004, and is $530,000 per year for fiscal 2005. The agreement provides that he is eligible for annual bonuses and stock options to be awarded at the discretion of the board of directors. The agreement provides that Mr. Christian’s aggregate compensation in any year may not be less than his average aggregate annual compensation for the prior three years unless his or our performance shall have declined substantially. The agreement may be terminated by either party in the event of Mr. Christian’s disability for a continuous period of eight months, or an aggregate period of twelve months within any 18 month period. In addition, we may terminate the agreement for cause and Mr. Christian may terminate the agreement at any time after the sale of all or substantially all of the our assets or upon our the merger if the we are not the surviving entity.
      The agreement provides that upon our sale or transfer of control, Mr. Christian’s employment will be terminated and he will be paid an amount equal to five times the average of his total compensation for the preceding three years plus an additional amount as is necessary for applicable income taxes related to the payment. For the three years ended December 31, 2004, his average annual compensation, as defined by the employment agreement, was approximately $918,000.
      The agreement provides that Mr. Christian’s bonuses would be paid in accordance with the Chief Executive Officer Annual Incentive Plan. However, the board, in its discretion, may also award bonuses to Mr. Christian that are not in accordance with this Plan. Any such discretionary bonuses may not qualify as performance based compensation within the meaning of Section 162(m) of the Code.

      The agreement contains a covenant not to compete restricting Mr. Christian from competing with us in any of our markets during the term of the agreement and for a three year period thereafter.
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
WITH DIRECTORS AND MANAGEMENT
Commissions Paid to Affiliates of Directors
      In March 2004, in connection with our acquisition of the Minnesota News and Farm Networks for approximately $3,250,000, a company controlled by Gary Stevens, a member of our board of directors, received a brokerage commission of approximately $122,000 from the seller.
Other Transactions
      In March 2003, we entered into an agreement of understanding with Surtsey Productions, Inc. whereby we have guaranteed up to $1,250,000 of the debt incurred by Surtsey Productions, and its subsidiary Surtsey Media, LLC, in closing the acquisition of a construction permit for KFJX-TV station in Pittsburg, Kansas. Surtsey Productions is a multi-media company 100%-owned by Dana Raymant, the daughter of Mr. Christian, our President, Chief Executive Officer and Chairman. At December 31, 2004 there was $1,061,000 of debt outstanding under this agreement. In consideration for the guarantee, a subsidiary of Surtsey Productions has entered into various agreements with us relating to the station, including a Shared Services Agreement, Technical Services Agreement, Agreement for the Sale of Commercial Time, Option Agreement and Broker Agreement. We do not have any recourse provision in connection with our guarantee that would enable us to recover any amounts paid under the guarantee, other than as provided in our various agreements. We pay fees under the agreements of $4,000 per month plus accounting fees and reimbursement of expenses actually incurred in operating the station. The station, a new full power Fox affiliate, went on the air for the first time on October 18, 2003. Under the FCC’s ownership rules we are prohibited from owning or having an attributable or cognizable interest in this station.
      Surtsey Productions owns the assets of television station KVCT in Victoria, Texas. We operate KVCT under a TBA with Surtsey Productions. Under the FCC’s ownership rules, we are prohibited from owning or having an attributable or cognizable interest in this station. Under the 16 year TBA, we pay Surtsey Productions fees of $3,000 per month plus accounting fees and reimbursement of expenses actually incurred in operating the station.
      Surtsey Productions leases office space in a building owned by us and paid us rent of approximately $33,000 during the year ended December 31, 2004.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (“insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the year 2004, we believe that our officers and directors complied with all applicable reporting requirements for the year 2004, except that Mr. Christian filed one late Form 4 reporting one transaction, and Mr. Goldstein filed one late Form 4 reporting one transaction.

OTHER MATTERS
      Management does not know of any matters which will be brought before the Annual Meeting other than those specified in the notice thereof. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the form of proxy, or their substitutes acting thereunder, will vote thereon in accordance with their best judgment.
STOCKHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS FOR 2006 ANNUAL MEETING
      Stockholder proposals that are intended to be presented, and stockholder recommendations of nominees for directors to be elected, at our 2006 Annual Meeting of Stockholders must be received at our offices, 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236, no later than December 16, 2005, to be considered for inclusion in our proxy statement and proxy card relating to that meeting. Stockholder proposals which are not to be included in our proxy statement for the 2006 Annual Meeting must be submitted in accordance with our bylaws, which set forth the information that must be received no later than February 8, 2006. All proposals should be directed to the Secretary, and should be sent certified mail, return receipt requested in order to avoid confusion regarding dates of receipt. If the date for the 2006 Annual Meeting is significantly different than the first anniversary of the 2005 Annual Meeting, our bylaws and SEC rules provide for an adjustment to the notice periods described above. We expect the persons named as proxies for the 2006 Annual Meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a stockholder who does not provide us with written notice of such proposal complying with the applicable requirements on or before March 1, 2006.
      Under our bylaws, stockholders who intend to nominate candidates for election as a director at the 2006 Annual Meeting must submit a notice of such intent. The notice must be received not less than 90 days prior to the Annual Meeting (unless notice of the meeting is given less than 40 days prior to the meeting, in which case the stockholder’s notice must be received not later than 10 days following the date the notice of the meeting was mailed). The notice should contain the information required by our bylaws and be sent to Saga Communications, Inc., 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236, Attention: Secretary, via certified mail, return receipt requested in order to avoid confusion regarding dates of receipt.
EXPENSE OF SOLICITING PROXIES
      All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by us. In addition to the solicitation of proxies by use of the mails, our officers and regular employees may solicit proxies on behalf of the board by telephone, telegram or personal interview, the expenses of which will be borne by us. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at our expense.

By order of the Board of Directors,

MARCIA LOBAITO
Secretary
Grosse Pointe Farms, Michigan
April 15, 2005

APPENDIX A
SAGA COMMUNICATIONS, INC.
FINANCE AND AUDIT COMMITTEE CHARTER
(revised as of March 11, 2005)
Purpose
      The primary purpose of the Finance and Audit Committee (the “Committee”) is to (A) assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the oversight of (i) the Company’s accounting and financial reporting principles and procedures, (ii) the integrity of the Company’s financial statements, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent auditor’s qualifications and independence, (v) the performance of the Company’s internal audit function and independent auditors, (vi) the annual independent audit of the Company’s financial statements, (vii) the Company’s systems of internal auditing and financial controls, and (viii) the Company’s legal compliance and ethics programs as may be established from time to time by management and the Board; and (B) prepare an audit committee report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the independent auditors (subject, if applicable, to stockholder ratification). In addition, the Committee shall act as the Company’s qualified legal compliance committee (“QLCC”).
      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel or other advisors to advise the Committee. The Board and the Committee are in place to represent the Company’s stockholders. Accordingly, the independent auditors are ultimately accountable to the Committee.
      In discharging its role as the QLCC for the Company, the Committee shall have the authority to:

(i) receive reports of evidence of a material violation by the Company or any of its officers, directors, employees or agents, of an applicable U.S. federal or state securities law, a material breach of a fiduciary duty arising under U.S. federal or state law, or similar material violation of any U.S. federal or state law;

(ii) inform the Company’s chief financial officer, acting as the chief legal officer, and chief executive officer (or the equivalents thereof) of any report of evidence of a material violation;

(iii) determine whether an investigation is necessary, and if so, to notify the Board of Directors, initiate an investigation, and retain additional expert personnel as necessary;

(iv) at the conclusion of any such investigation, recommend implementation of an “appropriate response” (as defined by rule or regulation of the SEC) and inform the chief financial officer, acting as the chief legal officer, and chief executive officer of the results of such investigation and the appropriate remedial measures to be adopted; and

(v) to take all other appropriate action, including notifying the SEC if the Company fails to implement an appropriate response recommended by the Committee.
      The Committee shall review the adequacy of this Charter and evaluate its performance hereunder on an annual basis and recommend any proposed changes to the Board.

Membership
      The Committee shall be comprised of not fewer than three members of the Board, each of whom shall be an “independent director” as determined by the applicable rules of the New York Stock Exchange and the SEC.
      Accordingly, all of the members shall be directors:

•	who are not officers or employees of the Company and who have no relationship to the Company that may interfere with the exercise of their independent judgment;

•	who do not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company, other than in the member’s capacity as a director or committee member of the Company; and

•	who are financially literate or who shall become financially literate within a reasonable period of time after appointment to the Committee.
In addition, at least one member of the Committee shall have accounting or related financial management expertise.
Meetings
      The Committee shall meet at least two times annually, and more frequently if circumstances dictate. The Committee chair shall meet at least quarterly with management and the independent auditors, and with the internal auditors as necessary to discuss any matters that the Committee or these groups believe should be discussed privately.
Key Responsibilities
      The Committee’s role is one of oversight. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. The Committee recognizes that financial management, including any internal audit staff, as well as the independent auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members. Furthermore, it is recognized that the members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee shall report regularly to the Board, review with the Board any issues that arise in the course of the Committee carrying out its responsibilities, and recommend to the Board any changes in the authority, responsibility or duties of the Audit Committee.
      The independent auditors for the Company are ultimately accountable to the Committee. The Committee has the ultimate authority and responsibility to appoint, compensate, retain and oversee the work of the independent auditors (subject, if applicable to stockholder ratification). The Company shall provide appropri-

ate funding, as determined by the Committee, for payment of compensation to the independent auditors and any advisors engaged by the Committee, as well as for the ordinary administrative expenses of the Committee.
      The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.
      With respect to the Company’s Financial Statements and Financial Reporting Process:
      The Committee shall:

1. Meet to review and discuss the Company’s annual audited financial statements and quarterly financial statements with management, the internal audit manager and the independent auditors, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”). The Committee chair and such other members as appropriate may, if necessary, represent the entire Committee for the purposes of the quarterly reviews.

2. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, however, this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). In addition, the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

3. In consultation with the independent auditors and the internal audit manager, review the integrity of the financial reporting process, both internal and external.

4. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied to its financial reporting.

5. Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

6. Receive and discuss with management, the independent auditors and the internal audit manager all reports regarding any significant changes to the Company’s accounting principles, practices, policies and controls.

7. Meet separately, periodically, with management, with the internal audit manager, and with the independent auditors.

8. Discuss policies with respect to risk assessment and risk management.

9. Establish procedures (a) to receive, retain and treat complaints received by the Company or the Committee regarding accounting, internal accounting controls, or auditing matters, and (b) for the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.
      With respect to Internal Auditors and Internal Controls:
      The Committee shall:

1. Review activities, organizational structure, and qualifications of the internal auditing department including the independence of its reporting obligations, the appointment and replacement of the internal audit manager, the qualifications of the staff, and the proposed audit plan for the coming year and the coordination of such plans with the independent auditor. Review as necessary with the internal audit manager any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.

2. Prior to each Audit and Finance Committee meeting, receive and review a summary of findings from completed internal audits and provide sufficient opportunity for the internal audit manager to meet with members of the Committee without members of management present.

3. Review on a continuing basis the adequacy of internal controls, including meeting periodically with management, the internal audit manager and the independent auditors to review the adequacy of such controls, as well as any significant findings and recommendations by the internal auditors or the independent auditors and management’s responses thereto. Review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

4. Review summaries of reports to management prepared by the internal auditors and management’s responses.

5. Review the responsibilities, budget and staffing of the Company’s internal audit function.

      With respect to the Independent Auditors:
      The Committee shall:

1. Appoint, compensate, retain, oversee and terminate the Company’s independent auditors (subject, if applicable, to stockholder ratification). Selection of the independent auditors shall occur at least annually, considering their independence, evaluation of their services, and compensation for audit and non-audit services.

2.	(A) Request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

(B) Discuss with the independent auditors any such disclosed relationship and their impact on the independent auditors’ objectivity and independence;

(C) Request from the independent auditors annually a formal written statement of the fees billed for each of the last two fiscal years of the following categories of services rendered by the outsider auditors: (i) Audit Fees: the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year; (ii) Audit Related Fees: assurance and related services that are reasonably related to the performance of the audit or review of the financial statements; (iii) Tax Fees: tax compliance, tax advice, and tax planning; (iv) All Other Fees: for products and services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service; and

(D) if applicable, consider whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the independent auditors.

3. Approve in advance all audit and permissible non-audit services to be provided by the independent auditors.

4. Discuss with the independent auditors the nature and scope of their annual audit and review their opinion and recommendations.

5. Review with the independent auditors any audit problems or difficulties and management’s response. These include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The Committee may review any accounting adjustments that were noted or proposed by the independent auditors but were “passed;” any communications between the independent auditors and their national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors.

6. At least annually, obtain and review a report by the independent auditors describing: the accounting firm’s internal quality-control procedures; any material issues raise by the most recent internal quality-control review, or peer review, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company.

7. Confirm that the independent auditors are in compliance with the partner rotation requirements established by the SEC.

8. Set clear hiring policies for employees or former employees of the independent auditors.
      With respect to Ethical and Legal Compliance:
      The Committee shall:

1. Review, with company counsel, legal compliance matters including corporate securities trading policies.

2. Review, with company counsel, any legal matter that could have a significant impact on the financial statements.

3. Review and update periodically the Company’s Code of Ethics and Business Conduct and ensure that management has established a system to enforce this code.

4. Review management’s monitoring of compliance with the Code of Ethics and Business Conduct, and ensure that management has the proper review system in place to ensure that the financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy all applicable legal requirements.

5. Acting in its capacity as a QLCC, have and exercise the authority and responsibilities set forth on Exhibit A attached hereto.

EXHIBIT A
QUALIFIED LEGAL COMPLIANCE COMMITTEE
Procedures for Confidential Receipt,
Retention and Consideration of
Reports of Evidence of Material Violations
      The Committee having been duly constituted by resolution of the Board of Directors of the Company as a QLCC of the Company, shall adhere to and implement the following procedures for the confidential receipt, retention and consideration of any report (a “Report”) of evidence of a material violation of federal or state securities laws, a material breach of fiduciary duty or a similar material violation of any federal or state law (a “material violation”) pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 and Rule 3 of the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Securities and Exchange Commission in the Representation of and Issuer (the “SPCA”).
Confidential Receipt
      1. The Committee directs the chief executive officer or the chief financial officer, acting as the chief legal officer, if any, of the Company to provide written notice to each attorney, whether employed or retained by the Company, appearing and practicing before the Commission (as defined in Rule 2 of the SPCA) in representing the Company, of the Committee’s adoption of these procedures for the confidential receipt of Reports, together with a copy of these procedures.
      2. Reports may be made to the Committee orally or in writing, by directing the same either to the Chairman of the Committee or to any independent legal counsel retained by the Committee or the independent directors of the Company.
      3. The Committee requests that any attorney making a Report specify, as part of that Report, the paragraph or provision of Rule 3 of the SPCA pursuant to which the attorney is making the Report.
      4. Except as set forth below, the Committee will hold all Reports in confidence and will not share a Report with persons other than any legal counsel retained by the independent directors of the Company or the Committee’s legal counsel and, if appropriate, Company counsel.
Consideration of Reports
      1. A meeting of the Committee will be convened as promptly as possible after it receives a Report.
      2. At that meeting, the Committee will consider the Report and will agree on an appropriate response, including the extent to which the Report will be shared with others.
      3. Except in the case of a Report made under Rule 3(b)(4) of the SPCA, the Committee may inform the chief executive officer and the chief financial officer, acting as the chief legal officer, if any, of the Company when it receives a Report.
      4. If the Committee determines that the Report merits an investigation, the Committee may:

•	notify the full Board of Directors of the Report and the anticipated investigation;

•	initiate an investigation, which may be conducted either by the counsel selected by the Committee (including Company counsel or counsel to the Committee) or by the chief financial officer, acting as the chief legal officer of the Company, if any; and,

•	retain additional experts, if it deems necessary.
      5. At the conclusion of any investigation, the Committee may:

•	recommend, by majority vote, that the Company implement an appropriate response to the Report; and,

•	inform the chief executive officer and chief financial officer, acting as the chief legal officer, if any, of the Company, and the Board, of the results of the investigation and the appropriate remedial measures to be adopted.
      6. The Committee may take all other appropriate action, including notifying the Securities and Exchange Commission if the Company fails, in any material respect, to implement the Committee’s recommended response.
Retention
      1. The Committee will retain any Report received in writing, and will reduce to writing any oral Report it receives.
      2. Acting by majority vote, take all other appropriate action, including notifying the SEC if necessary in the event the Company fails in any material respect to implement an appropriate response that the QLCC has recommended that the Company take.

APPENDIX B
SAGA COMMUNICATIONS, INC.
2005 INCENTIVE COMPENSATION PLAN
I.     GENERAL PROVISIONS
      1.1.     Purpose. The purposes of this Saga Communications, Inc., 2005 Incentive Compensation Plan (the “Plan”) are to encourage officers and selected employees of Saga Communications, Inc. (the “Company”) and its Subsidiaries to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company’s future success and prosperity, and enhance the ability of the Company and its Subsidiaries to attract and retain highly qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.
      1.2.     Participants. Participants in the Plan shall be such Employees (including Employees who are directors) of the Company as the Committee may select from time to time. The Committee may grant Awards to an individual upon the condition that the individual become an Employee of the Company, provided that the Award shall be deemed to be granted only on the date that the individual becomes an Employee. Notwithstanding the foregoing, only Edward K. Christian shall be eligible to receive Awards denominated in Class B Common Stock.
      1.3.     Definitions. As used in this Plan, the following terms have the meaning described below:

(a) “Agreement” means the written agreement that sets forth the terms of a Participant’s Award.

(b) “Award” means any Option, Restricted Stock, Restricted Stock Unit or Performance Award, or other incentive award granted under this Plan.

(c) “Cashless Exercise Procedure” means delivery to the Company by a Participant exercising an Option of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the Participant’s broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm.

(d) “Cause” means (1) with respect to any Participant who is a party to a written employment agreement with the Company, “Cause” as defined in such employment agreement, or (2) with respect to any Participant who is not a party to a written employment agreement with the Company, personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or receipt of a final cease-and-desist order. In determining willfulness, no act or failure to act on a Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(e) “Change in Control” means the occurrence of any of the following events:

(1) any one person, or more than one person acting as a group, other than a person owning more than 50% of the total voting power of all outstanding voting securities of the Company on the Effective Date, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total voting power of all outstanding voting securities of the Company; or

(2) any one person, or more than one person acting as a group, other than a person owning more than 35% of the total voting power of all outstanding voting securities of the Company on the Effective Date, acquires ownership of stock of the Company possessing 35% or more of the total voting power of all outstanding voting securities of the Company; or

(3) a majority of the members of the Company’s Board of Directors is replaced during any period of 12 consecutive calendar months by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of appointment or election of a director; or

(4) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group of persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisitions or acquisitions; provided that no Change in Control shall be deemed to have occurred pursuant to this clause (4) if the transfer of assets is to (i) a shareholder of the Company in exchange for or in respect of the Company’s stock, (ii) an entity, 50% or more of the total value or voting power of which is owned directly or indirectly by the Company, (iii) a person or more than one person acting as a group who owns, directly or indirectly 50% or more of the total value or voting power of the Company’s outstanding voting stock, or (iv) an entity at least 50% of the total value or voting power of which is owned by a person described in sub-clause (iii) hereof.

(f) “Class A Common Stock” means shares of the Company’s authorized and unissued Class A common stock, or reacquired shares of such Class A common stock.

(g) “Class B Common Stock” means shares of the Company’s authorized and unissued Class B common stock, or reacquired shares of such Class B common stock.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the Compensation Committee of the Company’s Board of Directors, or any committee of two or more “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) who also constitute “outside directors” (as defined under Code Section 162(m) if applicable at the time) if designated by the Board to administer the Plan. The fact that a Committee member shall fail to qualify under Rule 16b-3 under the Exchange Act or Code Section 162(m) shall not invalidate any grant or award made by the Committee, if the grant or award is otherwise validly granted under the Plan.

(j) “Common Stock” means shares of Class A Common Stock or Class B Common Stock.

(k) “Disability” means disability as defined in Section 22(e) of the Code.

(l) “Effective Date” means the date on which the Board of Directors of the Company has adopted the Plan.

(m) “Employee” means an employee of the Company, who has an “employment relationship” with the Company, as defined in Treasury Regulation 1.421-7(h); and the term “employment” means employment with the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and any successor thereto.

(o) “Fair Market Value” means with respect to any share of Common Stock on the Grant Date, the closing price of the Class A Common Stock on the New York Stock Exchange (the “NYSE”), or any other such stock exchange or stock market on which the Class A Common Stock may be listed or traded, for the Grant Date. In the event that there were no Class A Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Class A Common Stock transactions. Unless otherwise specified in the Plan, “Fair Market Value” for purposes of determining the value of Class A Common Stock on the date of exercise means the closing price of the Class A Common Stock on the NYSE, or any other such stock exchange or stock market on which the Class A Common Stock may be listed or traded, on the last date preceding the exercise of which there were Class A Common Stock transactions.

(p) “Grant Date” means the date on which the Committee authorizes an individual Award, or such later date as shall be designated by the Committee.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Agreement evidencing the grant.

(r) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(s) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(t) “Performance Award” means a performance award granted pursuant to Article IV.

(u) “Restricted Period” means the period of time during which Common Stock that is Restricted Stock or that is evidenced by a Restricted Stock Unit or Performance Award, is subject to transfer restrictions that make it nontransferable.

(v) “Restricted Stock” means Common Stock that is subject to a Restricted Period pursuant to Article III or Article IV.

(w) “Restricted Stock Unit” means a right granted pursuant to Article III to receive Restricted Stock or an equivalent value in cash pursuant to the terms of this Plan and the related Agreement.

      1.4     Administration. (a)     The Plan shall be administered by the Committee, in accordance with Rule 16b-3 under the Exchange Act and Code Section 162(m), if applicable. The Committee, at any time and from time to time, subject to Sections 2.2 and 7.7, may grant Awards to such Employees and for such number of shares of Common Stock as it shall designate. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Award granted under the Plan shall be final and binding upon all Participants. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Award, and award of Restricted Stock or an award of a Restricted Stock Unit.
      (b)     To the extent permitted by applicable law, the Committee may delegate to one or more officers or managers of the Company or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.
      1.5     Stock. The total number of shares available for grants and awards under this Plan shall be One Million Five Hundred Thousand (1,500,000) shares of Class A Common Stock, of which up to Five Hundred Thousand (500,000) shares may be granted as Incentive Stock Options, and Five Hundred Thousand (500,000) shares of Class B Common Stock, none of which may be granted as Incentive Stock Options. Shares subject to any portion of a terminated, forfeited, cancelled or expired Award granted hereunder may again be subjected to grants and awards under the Plan as of the date of such termination, forfeiture, cancellation or expiration. The amounts in this Section 1.5 shall be adjusted, as applicable, in accordance with

Article VI. If an Award is cancelled, any shares relating to the cancelled Award shall be counted towards this overall Plan limitation.
      1.6     Individual Participant Limitations. Subject to adjustment as provided in Article VI, no Participant in any one fiscal year of the Company may be granted (a) Options; (b) shares of Restricted Stock or shares evidenced by Restricted Stock Units that are denominated in shares of Common Stock; or (c) Performance Awards that are denominated in shares of Common Stock with respect to more than 300,000 shares in the aggregate. The maximum dollar value payable to any Participant in any one fiscal year of the Company with respect to Restricted Stock Units or Performance Awards that are valued in property other than Common Stock is the lesser of $1,000,000 or three times the Participant’s base salary for the fiscal year. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable annual limitations.
II.     STOCK OPTIONS
      2.1.     Grant of Options. The Committee may grant Options to Participants and, to the extent Options are granted, shall determine the general terms and conditions of exercise, including any applicable vesting or performance requirements, which shall be set forth in a Participant’s Agreement. The Committee may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option and the remainder as a Nonqualified Stock Option. An Option shall expire no later than the close of business on the tenth anniversary of the Grant Date. Any Participant may hold more than one Award under the Plan and any other plan of the Company. The Committee shall determine the per share exercise price for each Option granted under the Plan, but no Option shall be granted with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date. The Committee may, in its discretion, accelerate a Participant’s right to exercise an Option.
      2.2.     Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall only be granted to an Employee and the terms of any Incentive Stock Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Subject to the terms of this Plan, the Committee may impose such conditions or restrictions on any Option as it deems appropriate.
      2.3.     Payment for Option Shares. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise; provided, however, that in lieu of such form of payment, the Committee may permit a Participant to pay such purchase price in whole or in part by tendering shares of Common Stock that have been held at least six months, which are freely owned and held by the Participant independent of any restrictions, hypothecations or other encumbrances, duly endorsed for transfer (or with duly executed stock powers attached), or in any combination of the above. If shares of Common Stock are tendered in payment of all or part of the exercise price, they shall be valued for such purpose at their Fair Market Value on the date of exercise. At the discretion of the Committee, as set forth in a Participant’s Option Agreement, the purchase price may be paid by using the Cashless Exercise Procedure if the relevant agreement between the Company and the Participant’s broker referred to in the definition of such term has been executed by the Company and such broker.

III.     RESTRICTED STOCK AND RESTRICTED STOCK UNITS
      3.1.     Terms of Restricted Stock and Restricted Stock Units. The Committee shall have the authority to grant Restricted Stock Awards and Restricted Stock Units to such Participants and for such number of shares of Common Stock as it shall designate. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by an Agreement that shall specify the terms thereof, including the Restricted Period, the number of shares of Common Stock subject to the Award or Unit, and such other provisions as the Committee shall determine. In determining to grant shares of Restricted Stock or shares subject to Restricted Stock Units to a Participant, the Committee may (but is not required to) base its determination upon the Participant’s having attained specified performance objectives (or combination thereof) during a specified performance period, as measured by any or all of the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; (xiv) return on assets/ net assets; and (xv) station market ratings.
      3.2.     Transferability. Except as provided in this Article III of the Plan, shares of Restricted Stock or shares of Common Stock subject to a Restricted Stock Unit may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of (a) the applicable Restricted Period or for such period of time as shall be established by the Committee and specified in the applicable Agreement, or (b) upon the earlier satisfaction of other conditions as specified by the Committee and set forth in the applicable Agreement. Prior to the end of the Restricted Period, all rights with respect to the Restricted Stock or Common Stock subject to a Restricted Stock Unit shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
      3.3.     Other Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same Award. Subject to the terms of this Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to the restrictions contained in the applicable Agreement. Subject to the aforementioned restrictions and the provisions of this Plan, Participants shall have all of the rights of a stockholder with respect to shares of Restricted Stock and shares subject to a Restricted Stock Unit.
      3.4.     Certificate Legend. In addition to any legends placed on certificates pursuant to Section 3.3 or Article IV, any certificate representing shares of Restricted Stock or shares of Common Stock subject to a Restricted Stock Unit shall bear the following legend:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Saga Communications, Inc. 2005 Incentive Compensation Plan (the “Plan”), rules and administrative guidelines adopted pursuant to such Plan and an Agreement dated , . A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of the Company.

      3.5.     Removal of Restrictions. Except as otherwise provided under this Plan, if the Restricted Period has elapsed or been waived by the Committee with respect to all or a portion of the Restricted Stock represented by a certificate, the holder thereof shall be entitled to have the legend required by Section 3.4 removed from such stock certificate with respect to the shares as to which the Restricted Period has elapsed. Any certificate evidencing the remaining shares shall bear the legend required by Section 3.4 and Article IV. The Company shall have the right to retain any certificate representing shares of Restricted Stock or shares subject to a Restricted Stock Unit until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.
IV.     PERFORMANCE AWARDS
      4.1.     Performance Awards. The Committee is authorized to grant Performance Awards to eligible Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (a) may be denominated or payable in cash or shares of Common Stock (including, without limitation, Restricted Stock), and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance period, as the Committee shall establish. Subject to the terms of this Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and the other terms and conditions of any Performance Award, including the effect upon such Award of termination of the Participant’s employment and/or directorship, shall be determined by the Committee.
      4.2     Performance Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate certain Performance Awards as granted pursuant to Code Section 162(m) (“Code Section 162(m) Performance Awards”). Such Performance Awards must comply with the following additional requirements, which override any other provision set forth in this Article IV:

(a) Code Section 162(m) Grants. Each Code Section 162(m) Performance Award shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Award also may be subject to goals and restrictions in addition to the performance requirements.

(b) Performance Goals. Each Code Section 162(m) Performance Award shall be based upon the attainment of specified levels of Company or subsidiary performance (or combination thereof) during a specified performance period, as measured by any or all of the following, which may be specified on a consolidated, same station, pro forma, per share and/or segment basis: (i) earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pre-tax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings); (ii) revenue (as measured by operating revenue or net operating revenue); (iii) cash flow; (iv) free cash flow; (v) broadcast cash flow, margins and/or margin growth; (vi) earnings and/or revenue growth; (vii) working capital; (viii) market capitalization; (ix) market revenue performance; (x) achievement and/or maintenance of target stock prices; (xi) stock price growth; (xii) return on equity; (xiii) return on investment; (xiv) return on assets/net assets; and (xv) station market ratings.

(c) Committee Determinations. For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Award; (ii) determine the performance period, which may be from one to five years; (iii) determine the target levels of Company or subsidiary performance; and (iv) determine the Performance Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

(d) Committee Certification. For each performance period, the Committee shall certify, in writing: (i) if the Company or its subsidiary(ies) (as applicable) has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Performance Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Award is granted subject to attainment of the designated performance goals). The Committee may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Award. No part of a Performance Award shall be paid or become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

(e) Non-Alienation. Except as provided in this Article IV of the Plan, the shares pursuant to a Code Section 162(m) Performance Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Code Section 162(m) Performance Award granted hereunder shall apply only to such Employee or the Employee’s legal representative.

(h) Removal of Legend. Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Code Section 162(m) Performance Share Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by Section 3.4 removed from the applicable Common Stock certificate.

V.     TERMINATION OF EMPLOYMENT AND SERVICES
      5.1.     Options.
      (a)     Unless otherwise provided in the applicable Agreement, if, prior to the date that an Option first becomes exercisable, a Participant’s status as an Employee is terminated for any reason, the Participant’s right to exercise an Option shall terminate and all rights thereunder shall cease as of the close of business on the date of such termination.
      (b)     For any Nonqualified Stock Option unless otherwise provided in the applicable Agreement and for any Incentive Stock Option, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee is terminated (1) for Cause, any unexercised portion of the Option (whether then exercisable or not) shall, as of the time of the Cause determination, immediately terminate, (2) due to death or Disability, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the one year anniversary of such termination or the “expiration date” set forth in the applicable Agreement, (3) for any other reason (except as provided in the next sentence), then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable only until the earlier of the three month anniversary of such termination or the “expiration date” set forth in the applicable Agreement. For any Nonqualified Stock Option, unless otherwise provided in the applicable Agreement, if, on or after the date that the Option first becomes exercisable, a Participant’s status as an Employee is terminated due to retirement, or is terminated involuntarily (other than for Cause or due to death or Disability) within

6 months following a Change in Control, then the Option, to the extent that it is exercisable on the date of termination, shall be exercisable until the “expiration date” set forth in the applicable Agreement. The Committee, at its discretion, may designate in the applicable Agreement a different post-termination period for exercise of a Nonqualified Stock Option and may extend the exercise period of any Option, but in no event may the post-termination exercise period exceed the tenth anniversary of the Grant Date; it being understood that the extension of the exercise term for an Incentive Stock Option may cause such Option to become a Nonqualified Stock Option.
      (c)     Shares subject to Options that are not exercised within the time allotted for exercise shall expire and be forfeited by the Participant as of the close of business on the date they are no longer exercisable.
      5.2.     Restricted Stock and Restricted Stock Units. Unless otherwise provided in the applicable Agreement, if the status as an Employee of a Participant holding a Restricted Stock or Restricted Stock Unit terminates for any reason prior to the lapse of the Restricted Period, any shares of Common Stock subject to a Restricted Stock Award or Restricted Stock Unit as to which the Restricted Period has not yet lapsed or been waived shall be forfeited by the Participant; provided, however, that the Committee, in its sole discretion, may waive or change the remaining restrictions or add additional restrictions with respect to any Restricted Stock Award or Restricted Stock Unit that would otherwise be forfeited, as it deems appropriate.
      5.3.     Performance Awards. Unless otherwise provided in the applicable Agreement, if the status as an Employee of a Participant holding a Performance Award terminates for any reason prior to satisfaction of the performance requirements of such Award, such Award automatically shall be forfeited by the Participant to the extent such requirements are not satisfied; provided, however, that the Committee, in its sole discretion, may waive or change the remaining requirements or add additional requirements with respect to any Performance Award or portion thereof that would otherwise be forfeited, as it deems appropriate.
      5.4.     Other Provisions. Neither the transfer of a Participant from one corporation or subsidiary to another corporation or subsidiary among the Company nor a leave of absence under the Company’s leave policy shall be deemed to constitute a termination of status as a Participant for purposes of the Plan.
VI.     ADJUSTMENTS AND CHANGE IN CONTROL
      6.1.     Adjustments.
      (a) If the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares of Common Stock which thereafter may be made the subject of Awards, (2) the number and type of shares of Common Stock subject to outstanding Awards, and (3) the exercise price with respect to any Option, or, if deemed appropriate, cancel outstanding Options and make provision for a cash payment to the holders thereof; provided, however, in each case, that with respect to Incentive Stock Options any such adjustment shall be made in accordance with Section 422 of the Code or any successor provision thereto to the extent that such Option is intended to remain an Incentive Stock Option.

      (b) The foregoing adjustments shall be made by the Committee or, if such adjustment is required by the Board, then by the Board at the recommendation of the Committee. Any such adjustment shall provide for the elimination of any fractional share that might otherwise become subject to an Award.
      6.2.     Change in Control. Upon the occurrence of a Change in Control, or if the Committee determines in its sole discretion that a Change in Control has occurred, then Awards shall be treated as the Committee may determine (including acceleration of vesting and cash settlements of Options) at the time of grant or at a subsequent date, as provided in the recipient’s Agreement. If no such provision is made in the recipient’s Agreement and no subsequent determination is made by the Committee, then (a) any Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option; (b) any remaining Restricted Period on any shares of Restricted Stock or shares subject to a Restricted Stock Unit granted hereunder immediately shall lapse; and (c) the performance requirements for a Performance Award granted hereunder shall be deemed to have been satisfied in full.
      6.3.     Merger. If the Company is a party to any merger, consolidation, reorganization, or sale of substantially all of its assets, each holder of an outstanding Award, to the extent that such Award remains outstanding thereafter, shall be entitled to receive, in lieu of the shares of Common Stock to which such holder would otherwise be entitled, upon the exercise of such Option or the lapse of the Restricted Period on shares of Restricted Stock or shares subject to a Restricted Stock Unit or the satisfaction of the performance requirements for a Performance Award, the securities and/or property which a stockholder owning the number of shares subject to the holder’s Award would be entitled to receive pursuant to such merger, consolidation, reorganization or sale of assets.
VII.     MISCELLANEOUS
      7.1.     Partial Exercise/ Fractional Shares. The Committee may permit, and shall establish procedures for, the partial exercise of Options granted under the Plan. No fractional shares shall be issued in connection with the exercise or payment of a grant or award under the Plan; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares, and any fractional shares shall be disregarded.
      7.2.     Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on Restricted Stock, shares subject to a Restricted Stock Unit or Performance Award or the exercise of an Option (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act (as such rule may be in effect at such time).
      7.3.     Rights Prior to Issuance of Shares. No Participant shall have any rights as a stockholder with respect to shares covered by an Award until the issuance of such shares as reflected on the books and records of the Company or its transfer agent. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the shares are issued.
      7.4     Non-Assignability. No Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Incentive Stock Option shall be exercised only by the Participant. No transfer of an Award shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will or such evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Award.

      7.5     Securities Laws.
      (a) The Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an Option, or deliver a certificate representing shares of Restricted Stock or shares issuable pursuant to a Restricted Stock Unit or Performance Award, is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell or deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, the Exchange Act, any other applicable federal laws, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of any stock exchange or stock market on which the Class A Common Stock may be listed or traded, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.
      (b) The Committee may impose such restrictions on any shares of Common Stock subject to or underlying an Award as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of any stock exchange or other recognized trading market upon which the shares of Class A Common Stock are then listed or traded, or (iii) under any blue sky or state securities laws applicable to such shares of Common Stock. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.
      7.6.     Withholding and Taxes. The Company shall have the right to withhold from a Participant’s compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option, the lapse of a Restricted Period or the satisfaction of the performance requirements relating to a Performance Award. A Participant may use the Cashless Exercise Procedure or may tender previously acquired shares of Common Stock that have been held at least six months to satisfy the withholding obligation in whole or in part, such shares being valued for such purpose at Fair Market Value; provided that the Company shall not withhold from exercise more shares than are necessary to satisfy the established requirements of federal, state and local tax withholding obligations.
      7.7.     Termination and Amendment.
      (a) The Board may terminate this Plan, or the granting of Awards under this Plan, at any time. No new grants or Awards shall be made under the Plan after March 10, 2015.
      (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the stockholders of the Company, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which Awards may be made under the Plan, except as permitted under Sections 1.5 and Article VI; (iii) change the provisions relating to the eligibility of individuals to whom Awards may be made under the Plan; or (iv) permit the repricing of Options, except in accordance with Article VI. In addition, if the Company’s Common Stock is listed on the NYSE or another stock exchange or stock market, the Board may not amend the Plan in a manner requiring approval of the stockholders of the Company under the rules of the NYSE or such other stock exchange or stock market, without obtaining the approval of the stockholders.
      (c) No amendment, modification or termination of the Plan shall adversely affect any Award previously granted under the Plan in any material way without the consent of the Participant holding the Award, except as set forth in any Agreement relating to an Award, or to bring the Plan or an Award into compliance with Code Section 409A.

      7.8.     Effect on Employment or Services. Neither the adoption of the Plan nor the granting of any Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment or services of the Company.
      7.9.     Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.
      7.10.     Stockholder Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the votes cast on the matter at a meeting of stockholders of the Company held within 12 months after adoption of the Plan by the Board. No Award granted under the Plan may be exercised or paid out in whole or in part unless the Plan has been approved by the stockholders as provided herein. If not approved by stockholders within 12 months after approval by the Board, the Plan and any Awards granted under the Plan shall be rescinded.
      THIS PLAN was approved by the Board of Directors on March 11, 2005.

SAGA COMMUNICATIONS, INC.

By:	/s/ Marcia K. Lobaito

Name: Marcia K. Lobaito
Title: Secretary

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.

[VOTER CONTROL NUMBER]

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/sga

OR

Vote-by-Telephone

Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSAA51

☒	Please mark votes as in this example.	#SAA

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR ALL PROPOSALS.

1.	ELECTION OF DIRECTORS:
	Nominees:	(01) Jonathan Firestone, (02) Brian W. Brady,
(03) Edward K. Christian, (04) Donald J. Alt,
(05) Clarke Brown, (06) Robert J. Maccini, (07) Gary Stevens

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name above.

		FOR	AGAINST	ABSTAIN
2.	To approve the adoption of the Saga Communications, Inc. 2005 Incentive Compensation Plan and approve the performance goals thereunder.	☐	☐	☐

3.	To re-approve the Chief Executive Officer Annual Incentive Plan.	☐	☐	☐

4.	To ratify the appointment of Ernst & Yound LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date:

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by returning your proxy in the enclosed envelope.

On February 24, 2005, The Company reported net income of $15.8 million, net revenue of $134.6 million and operating income of $31.4 million for the year ended December 31, 2004.

DETACH HERE	ZSAAS2

PROXY

SAGA COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edward K. Christian, Samuel D. Bush and Marcia K. Lobaito, or any one or more of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Class A Common Stock, $.01 par value, of the undersigned in Saga Communications, Inc. at the Annual Meeting of its Stockholders to be held May 9, 2005, or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

SEE REVERSE
SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE